UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

CLORACKS CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-1590559	46-1426042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 S. Rainbow Blvd. Suite 139
Las Vegas, Nevada 89146
(Address of principal executive offices, including zip code)

(702) 581-4063
(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐         Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 1, 2015, Maria Luisa C. Dayson was appointed as President and Chief Executive Officer of our company. On June1, 2015, Raul Mansueto resigned as President, Chief Executive Officer and Director of our company. Also on June 1, 2015 Josefa Gerona resigned as Treasurer and.on June 01, 2015 Steven Fauci was elected as Treasurer of our company.

Maria Luisa C. Dayson has been brought in for her ten plus years of experience in finance and administration.  She has  experience in corporate and financial compliance and in promulgating policies and procedures.

Maria was previously employed by Infinity Distribution  and HMH Engineering in the positions of Project Manager and Accountant.  Therafter, Ms. Dayson has been an  accounting and business consultant,.   training businesses in proper accounting procedures, capital planning and efficient operations.

Steven Fauci has 25 years of  experience in technical support with a focus on logistics and administration. Mr. Fauci is expected to participate in creating the vision of our company identifying opportunities to help deliver  revenues and organize our business for sustainable growth. Mr. Fauci is also expected to participate in training, motivating and supervising employees to achieve our companys’ goals.

 During the past ten years, neither Ms. Dayson nor Mr. Fauci have  been the subject of the following events:

1.   A petition under the Federal  bankruptcy  laws or any state  insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the  business or property of such  person,  or any partnership in which he was a general partner at or within two years before the time of such filing,  or any  corporation  or business  association  of which he was an executive officer at or within two years before the time of such filing;

2.   Convicted  in a  criminal  proceeding  or is a named  subject  of a pending criminal   proceeding (excluding   traffic  violations  and  other  minor offenses);

3.   The subject of any order,  judgment, or decree, not subsequently  reversed, suspended or vacated, of any court of competent  jurisdiction,  permanently or  temporarily  enjoining him from, or otherwise  limiting,  the following activities;  associated person of any of the foregoing, or as an investment adviser,  underwriter,  broker or dealer in securities, or as an affiliated person,  director or employee of any investment company,  bank, savings and loan  association  or insurance  company,  or engaging in or continuing any conduct or practice in connection with such activity;

     i)   Acting as a futures commission merchant, introducing broker, commodity trading  advisor,  commodity  pool  operator,  floor broker,  leverage transaction  merchant,  any other person  regulated  by the  Commodity Futures Trading Commission, or
     ii)  Engaging in any type of business practice; or
     iii) Engaging in any  activity in  connection  with the purchase or sale of any  security or  commodity  or in  connection  with any  violation of Federal or State securities laws or Federal commodities laws;

4.   The subject of any order,  judgment or decree,  not subsequently  reversed, suspended or vacated, of any Federal or State authority barring, suspending or  otherwise  limiting  for more than 60 days the right of such  person to engage  in any  activity  described  in  paragraph  3.i  in  the  preceding paragraph or to be associated with persons engaged in any such activity;

5.   Was found by a court of competent  jurisdiction in a civil action or by the Commission  to have violated any Federal or State  securities  law, and the judgment  in such civil  action or finding by the  Commission  has not been subsequently reversed, suspended, or vacated;

6.   Was found by a court of competent  jurisdiction in a civil action or by the Commodity   Futures  Trading   Commission  to  have  violated  any  Federal commodities  law,  and the  judgment in such civil action or finding by the Commodity Futures Trading  Commission has not been  subsequently  reversed, suspended or vacated;

7.   Was the  subject  of, or a party  to,  any  Federal  or State  judicial  or administrative  order,  judgment,  decree,  or  finding,  not  subsequently reversed, suspended or vacated, relating to an alleged violation of:

     i)   Any Federal or State securities or commodities law or regulation; or
     ii)  Any law or regulation  respecting financial  institutions or insurance companies  including,  but not limited to, a  temporary  or  permanent injunction, order of disgorgement or restitution,  civil money penalty or  temporary  or  permanent  cease-and-desist  order,  or  removal or prohibition order, or
     iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.   Was the subject of, or a party to, any sanction or order,  not subsequently reversed,  suspended or vacated,  of any  self-regulatory  organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization  that has  disciplinary  authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Qualifications

The following specific experience, qualifications, attributes, or skills of Ms. Dayson and Mr,Fauci led the Company to the conclusion that they should serve as a directors in light of our business and structure:

Ms. Dayson and Mr, Fauci are qualified to be Company directors because they have managed several businesses  and thus brings management, organizational, operational and administrative experience to our Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cloracks Corporation

By:	/s/ Maria Luisa C. Dayson

Title:	Chief Executive Officer

Dated: June 24, 2015